EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

     This Agreement, made and dated as of January 16, 2004, with an effective date of January 16, 2004 ("Effective Date"), by and between Starcraft Corporation, an Indiana corporation ("Employer"), and Richard C. Anderson, a resident of Michigan ("Employee").

                               W I T N E S S E T H

     WHEREAS, Employee serves as a member of the Board of Directors, and is to be employed as Executive Vice President (Engineering) of Employer and each of its subsidiaries and each of its affiliates ("Job Responsibilities");

     WHEREAS,   Employer   desires  to  encourage   Employee  to  make  valuable
contributions to Employer's business operations and not to seek or accept employment elsewhere;

     WHEREAS, Employee desires to be assured of a secure minimum compensation and Job Responsibilities with Employer for his services over a defined term;

     WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to change Employee's Job Responsibilities or to obtain control of Employer;

     WHEREAS, Employer desires to enter into this employment agreement (the "Agreement"), and provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained and the continued employment of Employee to perform Job Responsibilities for Employer, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

     1. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee to perform Job Responsibilities for Employer, its subsidiaries, and affiliates, and Employee accepts such employment. "Affiliate," for purposes of this Agreement, means an entity that is controlled by Employer, or 50% or more owned by Employer, and also means an entity that adopts this Agreement with the Employer's consent.

     2. Employee's Job Responsibilities shall be, and Employee agrees to serve as, a member of the Board and Executive Vice President (Engineering) of Employer, and each of its subsidiaries and affiliates, and member of the Board of Directors and/or Board of Managers (as the case may be) of each of its affiliates; provided, however that such duties shall be performed in or from the current office of Employee in the offices of Employer or affiliate of Employer currently located at Troy, Michigan, and shall be of the same character as those previously performed by Employee with affiliates of Employer and generally associated with the offices previously held by Employee with such affiliates. Employee shall not be required to be absent from the location of the principal executive offices of Employer in Troy, Michigan on travel status or otherwise more than ten (10) days in any calendar year. Employer shall not, without the written consent of Employee, relocate or transfer Employee to a location more than fifteen (15) miles from his principal residence. Employee shall perform Job Responsibilities for Employer and each of its subsidiaries and affiliates in substantially the same manner and to substantially the same extent as Employee rendered such services to Employer or its affiliates before the date hereof. Although while employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business and shall not actively engage in any other business related to that of Employer, Employee may use his discretion in fixing his hours and schedule of work consistent with the proper discharge of his duties. Employer shall cause Employee to be nominated to successive terms as a member of Employer's Board of Directors and shall use its best efforts to cause Employee to be elected and re-elected as a member of such Board, and the Board of Directors and/or Board of Managers of each subsidiary and each affiliate of Employer.

     3. The term of this Agreement shall begin on the "Effective Date" and shall end on the date which is two (2) years following such date (the "Anniversary Date"); provided, however, that such term shall be extended for additional two
(2) year terms on each Anniversary Date, unless either party hereto gives written notice to the other party not to so extend within ninety (90) days prior to each such Anniversary Date, in which case no further extension shall occur and the term of this Agreement shall end on the Anniversary Date as of which the notice not to extend is given (such term, including any extension thereof shall herein be referred to as the "Term"). A notice not to so extend given by either party shall be a termination of employment prior to the expiration of the Term of this Agreement, for all purposes, including subsection 7(B) of this Agreement. Such notice not to extend shall be in the form of the "Notice of Termination" defined in Section 10 hereof and shall contain specific reference to specific provisions of Section 7 hereof relied upon for any such termination of the Term of this Agreement.

     4. Employee shall receive an annual salary of not less than Five Hundred Fifty Thousand Dollars ($550,000) ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices now or hereafter  in  effect.  Employer  may  consider  and  declare  from time to time increases  (but not  decreases)  in the  salary  it pays  Employee  and  thereby increases in his Base Compensation. Employer shall review Employee's Base Compensation on an annual basis with the intention that such review of the Base Compensation and the Executive Bonus Plan, subject to the discretion, responsibilities and policies of the Employer's Compensation Committee, shall cause the annual Base Compensation and Bonus to increase from year to year. Any and all increases in Employee's salary pursuant to this section shall cause the level of Base Compensation to be increased by the amount of each such increase for purposes of this Agreement. The increased level of Base Compensation as provided in this section shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase in Base Compensation as provided herein. "Base Compensation" means the total annual base salary payable to the Employee at the rate in effect on the date of the termination of the Term of Employment. Base Compensation shall not be reduced for any salary reduction contributions (i) to cash or deferred arrangements under Section 401(k) of the Code, (ii) to a Tax Sheltered Annuity under Section 403(b) of the Code, (iii) to a cafeteria plan under Section 125 of the Code, or
(iv) to a nonqualified deferred compensation plan. Base Compensation shall not take into account any bonuses, reimbursed expenses, credits or benefits (including benefits under any plan of deferred compensation), or any additional cash compensation or compensation payable in a form other than cash. It shall not be a breach of this Section 4 in the event that Employer and Employee shall mutually agree to reduce Employee's Base Compensation from time to time. Such reductions shall be immediately restored prior to the occurrence of any termination of the Term described in Section 7 and shall be deemed included in the Base Compensation then in effect at the time of any such event of termination. Furthermore, any such decrease in Base Compensation from time to time shall not disqualify Employee from participation in Benefit Plans except as Employee shall agree.

     5. So long as Employee is employed by Employer pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement, and compensation plans generally available to employees of Employer, consistent with his Base Compensation, his Job Responsibilities, including, without limitation, any Employer 401(k) plan, Stock Incentive Plan, Executive Bonus Plan, split dollar life insurance program, and group life insurance plans (collectively, "Benefit Plans"), each of which Employer agrees to continue in effect on terms no less favorable than those currently in effect as of the date hereof (as permitted by law) during the Term of this Agreement.

     6. In addition to the items of the Benefit Plans referred to in Section 5 hereof, the following shall be additional items included within the definition of "Benefit Plans" for this Employee under this Agreement. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. Employee shall attend, at his discretion, those professional meetings, conventions, and/or similar functions that he deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of Employer. So long as Employee is employed by Employer pursuant to the terms of this Agreement, Employer shall continue in effect vacation policies applicable to Employee no less favorable from his point of view than those written vacation policies in effect on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to Employee's existing office space, existing executive assistant, and other working conditions no less favorable from his point of view than were in effect for him on the date hereof. So long as Employee is employed by Employer pursuant to this Agreement, employee shall be entitled to the use of a company car provided by the Employer. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to membership in such country clubs, social clubs, and golf clubs that Employee deems appropriate and useful, and Employer shall continue to pay the initiation fees, membership fees, and dues and assessments for each of such memberships. So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to personal tax preparation services, an annual physical examination, personal umbrella insurance coverage in an amount not less than Ten Million Dollars ($10,000,000.00), and Employer shall pay and continue to pay the fees, expenses, and premiums for each of the foregoing.

     7. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in Sections 8 hereof, Employee's employment by Employer may be terminated effective on any Anniversary Date or otherwise prior to the expiration of the Term of this Agreement upon written notice as required by Section 10 hereof, and as follows:

          (A) Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee's employment with Employer at any time for Reasonable Cause. For purposes of this subsection 7(A), "Reasonable Cause" shall be defined as:

               (i) the willful, flagrant and repeated failure of Employee to perform his duties or to comply with the reasonable directions of the Board of Directors, which failure continues after the Board of
          Directors has given written notice to Employee specifying in reasonable detail the manner in which Employee has failed to perform such duties or comply with such directions, together with a reasonable opportunity to cure the failure to perform his duties;

               (ii) the conviction of the Employee for a felony which the Board of Directors determines in the exercise of its reasonable judgment could be expected to have a material adverse impact on the Employer.

          (B) Employer, by action of its Board of Directors, may fail to renew this Agreement effective any Anniversary Date, or may terminate Employee's employment with Employer at any time, upon ninety (90) days' prior written notice to Employee, without Reasonable Cause.

          (C) Employee, at any time and upon ninety (90) days' prior written notice to Employer, may terminate his employment with Employer, and if in the notice of termination the Employee declares this notice of termination is the result of a change of Job Responsibilities without Employee's consent, then in such an event such a termination is a termination by Parent without Reasonable Cause for purposes of Section 7(B) and Section 8(F) hereof.

          (D) Employee's employment with Employer shall terminate in the event of Employee's death or permanent disability. "Disability" means (i) if Employee is covered by an individual or group long-term disability policy under Employer's Benefit Plans, then as defined in such policy without regard to any waiting period, or (ii) if (i) is inapplicable, then "disability" shall be defined as Employee's permanent inability by reason of illness or other physical or mental incapacity to perform Job Responsibilities for any consecutive one hundred eighty (180) day period, provided that Notice of Termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

     8. In the event of termination of Employee's employment with Employer pursuant to Section 7 hereof, which shall include a nonrenewal of this Agreement on any Anniversary Date as provided in Section 3 hereof or in Subsection 7(B) or Subsection 7(C) hereof, written Notice of Termination as required by Section 10 shall be given, and, compensation shall continue to be paid by Employer to Employee as follows:

          (A) In the event of termination for Reasonable Cause by Employer pursuant to subsection 7(A), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the Benefit Plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the Notice of Termination. Any benefits payable under such Benefit Plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any Notice of Termination pursuant to subsection 7(A) shall be no later than the last business day of the month following the month in which such notice is provided to Employee.

          (B) In the event of termination without Reasonable Cause by Employer pursuant to subsection 7(B), or by Employee pursuant to subsection 7(C), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the Benefit Plans and other perquisites as provided in Sections 5 and 6 hereof, through the date of termination specified in the Notice of Termination. Any benefits payable under such Benefit Plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. In addition, Employee shall at his option exercised effective the date of termination of the Term, be entitled to receive one of the following:

               either,

               (i) Employee shall be entitled to continue to receive from Employer his Base Compensation at the rates in effect at the time of termination of the Term for two (2) additional twelve (12) month periods. In addition, during such periods, Employer will maintain in full force and effect for the continued benefit of Employee and his spouse and his dependents each Benefit Plan described in Section 5 and
          Section 6 in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any such Benefit Plan, or applicable laws, do not permit continued participation in the Benefit Plans by Employee and his spouse and his dependents, Employer will arrange to provide to Employee and his spouse and his dependents a benefit substantially similar to, and no less favorable than, the benefit he and his spouse and his dependents were entitled to receive under such Benefit Plans;

               or,

               (ii) Employee shall be entitled to receive from Employer his Base Compensation at the rates in effect at the time of termination for two
          (2)  additional  twelve  (12) month  periods,  payable in one lump sum payment on or before thirty (30) days following the date of termination, and Employer will not thereafter maintain any Benefit
          Plan for the continued benefit of Employee and his spouse and his dependents.

          (C) In the event Employee's employment with Employer shall terminate in the event of Employee's death, pursuant to subsection 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid through the date of death. Employee's spouse and his dependents shall continue to participate in the Benefit Plans and other perquisites as provided in Section 5 and Section 6 hereof. From and after the date of Employee's death, the spouse of Employee (or if none surviving, the dependents of Employee) shall be entitled to continue to receive from Employer the Employee's Base Compensation and Benefit Plans perquisites at the rates in effect at the time of death, for two (2) additional twelve
     (12) month periods. In addition, during such periods, Employer will maintain in full force and effect for the continued benefit of the spouse and dependents of Employee each Benefit Plan in which the spouse (or if none surviving, the dependents of Employee) was entitled to participate immediately prior to the date of death of Employee, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of the spouse of Employee. If the terms of any Benefit Plan, or applicable laws, do not permit continued participation by the spouse (or if none surviving, the dependents of Employee), Employer will arrange to provide to spouse (or if none surviving, the dependents of Employee) a benefit substantially similar to, and no less favorable than, the benefit the spouse (or if none surviving, the dependents of Employee) was entitled to receive under such Benefit Plans at the date of death of Employee. Employer reserves the right to cause the payments provided for herein to be funded and paid in whole or in part from life insurance, annuities, or other such similar devices, in its sole discretion.

          (D) In the event Employee's employment with Employer shall terminate in the event of Employee's disability pursuant to subsection 7(D), compensation provided for herein (including Base Compensation) shall continue to be paid through the date of disability as defined in subsection 7(D), and from and after the date of Employee's disability and during the continuance or recurrence thereof, Employee shall be entitled to continue to receive from Employer the Employee's Base Compensation and Benefit Plans at the rates in effect at the time of termination for five (5) additional twelve (12) month periods. In addition, during such periods, Employer will maintain in full force and effect for the continued benefit of Employee and his spouse and his dependents each Benefit Plan in which Employee was entitled to participate immediately prior to the date of disability of Employee, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any Benefit Plan, or applicable laws, do not permit continued participation by Employee and his spouse and his dependents, Employer will arrange to provide Employee and his spouse and his dependents a benefit substantially similar to, and no less favorable than, the benefit Employee and his spouse and his dependents were entitled to receive under such Benefit Plans at the date of disability of Employee. Employer reserves the right to cause the payments provided herein to be funded and paid in whole or in part from life insurance, annuities, or other such similar devices, in its sole discretion.

          (E) Employer will permit Employee or his personal representative(s) or heirs, during a period of three months following termination of Employee's employment by Employer for any reason, including Reasonable Cause, to require Employer, upon written request and at Employee's or his personal representative's or his heirs' option, to purchase all or less than all of outstanding warrants or stock options previously granted to Employee under any Employer warrant or stock option plan then in effect, whether or not such warrants or options are then exercisable or have terminated, at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options or warrants exceeds the aggregate warrant or option or warrant price for such shares. For purposes of this Agreement, the term "fair market value" shall mean the higher of
     (i) the average of the highest asked prices for Employer shares in the over-the-counter market as reported on the NASDAQ system or other national exchange if the shares are traded on such system for the thirty (30) business days preceding such termination, or (ii) the average per share price actually paid for the most highly priced one percent (1%) of the Employer shares acquired in connection with any Change of Control of the Employer by any person or group acquiring such control.

          (F) In the event of termination without Reasonable Cause by Employer pursuant to subsection 7(B), before the date the Secondary Shelf Registration (as such term is used in Schedule 2.01(d), "Registration Rights," to the Agreement and Plan of Merger by and among Employer and Wheel to Wheel, Inc., et al. dated effective October 30, 2003) becomes effective, then Employee may immediately require Employer to accelerate the filing of the Secondary Shelf Registration and Employer shall in good faith use its best efforts to cause the Secondary Shelf Registration, at least with respect to the Employee's shares, as such are described in the Registration Rights, to become effective on a date identified by Employee (not earlier than the date which is ninety (90) days after the termination date in the Notice of Termination) and remain effective continuously thereafter for a period of at least two (2) years.

     9. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

          (A) Unless otherwise required to do so by law, including the order of a court or governmental agency, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE ss. 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of Employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain the property of Employer. To that end, Employee agrees as follows:

               (i) That all drawings, blueprints, manuals, letters, reports memoranda, notes, notebooks, customer lists and all other documents or materials whether or not of a secret or confidential nature (and all copies thereof) relating to Employer or any of its affiliates business in any way obtained by Employee while employed by Employer shall be Employer's property and shall be delivered by Employee to Starcraft on termination of Employee's employment or at any time at Employer's request together with Employee's written certification of compliance. This includes but is not limited to documents or other materials concerning customers, pricing, marketing, and method or process, product or apparatus manufactured, used, developed, or investigated by Employer or any of its affiliates, all of which are CONFIDENTIAL;

               (ii) To disclose to Employer promptly and fully any invention, discovery or improvement, ("invention(s)") whether patentable or not, hereafter made or conceived solely or jointly by Employee while employed by Employer and which relates in any manner to the business or activities of Starcraft or any of its affiliates or is suggested by or results from any duties assigned to Employee or work performed by Employee for or on behalf of Employer;

               (iii) That when requested by Employer, whether during or subsequent to Employee's employment, to execute patent applications and other instruments considered necessary by Employer to apply for any obtain Letters Patent of the United States and foreign countries with respect to inventions covered by this Agreement and to make assignments and execute other instruments necessary to convey to Employer ownership and exclusive rights in such inventions, patent applications and patents; provided, however, that Employer shall bear all expenses connected with such patents, patent applications and maintenance of patent protection, and if services in connection therewith are performed by Employee at the request of Employer after termination of Employee's employment, Employer shall pay reasonable compensation for such post-employment services.

          (B)  For a  period  of  two  years  after  termination  of  Employee's employment by Employer for reasons other than those set forth in subsections 7(B) or (C) of this Agreement, Employee shall not (a) compete, directly or indirectly, with the business of Employer as conducted during the term of this Agreement (defined as aftermarket parts, upfit customization and specialized packages, and second tier supplier to OEM's), or have any interest (including any interest or association, including but not limited to, that of owner, part owner, partner, shareholder, director, officer, employee, agent, consultant, lender or advisor) in any person, firm or entity which competes with Employer in the geographic area described on the attached Exhibit A (each such person, firm or entity is referred to as "Competitor"); (b) solicit or accept business for or on behalf of any Competitor; (c) solicit, induce or persuade, or attempt to solicit, induce or persuade, any person to work for or provide services to or provide financial assistance to, any Competitor; or (d) solicit or accept for or on behalf of or for the benefit of any Competitor, any business from any person, firm or entity which during the term of this Agreement was a vendor or supplier to, or subcontractor for, or commercial purchaser from, Employer.

          (C) If Employee's employment by Employer is terminated for any reason by either Employee or Employer, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, records, drawings, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

          (D) If Employee's employment by Employer is terminated during the Term of this Agreement for reasons set forth in subsections 7(B) or (C) of this Agreement, Employee shall have no obligations to Employer with respect to noncompetition under subsections 9(A) and 9(B).

     10. Any termination of Employee's employment with Employer as contemplated by Section 3 and Section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" must refer to one or more of the subsections of Section 7, shall indicate the specific provisions of this Agreement and one or more of such subsections of
Section 7 relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under one or more of such subsections of Section 7.

     11. Anything in this Agreement to the contrary notwithstanding, payment of Base Compensation by the Employer to or for the benefit of the Employee pursuant to subsection 8(B) hereof shall be inclusive of payment attributable to the confidentiality covenants of subsection 9(A), and shall be payable whether or not deductible by the Employer for federal income tax purposes.

     12. If a dispute arises  regarding  termination  of employment  pursuant to
Section 3 and Section 7 hereof, said dispute shall be resolved by binding arbitration determined in accordance with the rules of the American Arbitration Association and if Employee obtains a final award in his favor or his claim is settled by Employer prior to the rendering of an award by such arbitration, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination or otherwise pursuing his claim shall be paid by Employer, to the extent permitted by law. If a dispute arises regarding other provisions of this Agreement, including enforcement of the confidentiality provisions hereof, then such shall be heard only by the judge and not by a jury, in any court of general jurisdiction in Elkhart County, Indiana, to which such sole and exclusive jurisdiction each party irrevocably consents. Each party agrees not to assert and hereby waives any right of removal, consolidation or joinder with any other action, or any transfer by reason of preferred venue. The prevailing party shall be entitled to its costs, expenses and reasonable attorney's fees. It is provided, however, that in either of arbitration or judicial proceedings, if it is determined that Employer breached any of the material terms or conditions of this Agreement, then as liquidated damages, Employee shall be entitled to receive not less than the Base Compensation and Benefit Plan payments described in subsection 8(B) hereof.

     13. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

     14. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when sent by facsimile confirmed receipt and simultaneously mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Employee:   Richard C. Anderson
                                    570 Executive Drive
                                    Troy, MI  48083
                                    Phone: (248) 588-5588
                                    Fax:  (248) 588-1034

                  If to Employer:   Starcraft Corporation
                                    1123 S. Indiana Avenue
                                    Post Office Box 1903
                                    Goshen, IN  46527-1903
                                    Attention:  Michael H. Schoeffler, President
                                    Phone: (574) 534-7827
                                    Fax: (574) 534-1238

or to such address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana.

     16. Employer shall require any successor, assignee, distributee or other transferee of all or substantially all of its or its affiliates' or its subsidiaries' assets or business ("Succession") (whether direct or indirect, by purchase, merger, dissolution, liquidation, consolidation or otherwise) by agreement in form and substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such Succession had taken place. As used in this Agreement, "Employer" shall mean Employer or any of its subsidiaries or affiliates from time to time and any successor to its or their business or assets as aforesaid.

     17. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     18. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

     19. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     20. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Section 13 and Section 16 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 13 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred.

     21. No benefit payable at any time under this Agreement shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, levy, garnishment, or encumbrance of any kind.

     22. Employer shall withhold any applicable income or employment taxes that are required to be withheld from the benefits provided under this Agreement.

     23. Employer does not guarantee payment of benefits payable under any insurance coverage described or referred to herein, and any benefits thereunder shall be the exclusive responsibility of the insurer that is required to provide such benefits under such policy.

     24. If the Employee transfers employment from Employer to a subsidiary or an affiliate, then the Employee shall not be deemed to have terminated employment for any purpose under this Agreement.

     25. Employer shall continuously maintain its current liability insurance through the termination date in the Notice of Termination, with such current coverage for Employee as they relate to his Job Responsibilities, and thereafter, Employer shall continue such coverage whether on "occurrence" or "claims made" basis such that Employee does not incur a lapse in coverage. Employer agrees not to materially modify, change or release (A) any insurance coverages inuring to the benefit of Employee for claims or circumstances prior to the termination date in the Notice of Termination such as: errors and omissions, antitrust, defamation, libel and/or slander, officer and director liability, employment practices, and the like, whether or not such claims or circumstances are known, unknown, liquidated, or contingent, or (B) any right of contribution, indemnity, hold harmless, or recoupment under the respective Articles of Incorporation, Operating Agreement, and/or By-Laws of Employer, its affiliates, and its subsidiaries.

     26. Commencing upon the termination date in the Notice of Termination, the Employee shall cease to be an employee of the Employer for any purpose. The payment of benefits under this Agreement shall be payments to a former employee.

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered this 16th day of January, 2004.

"Employee"                                       "Employer"
                                                 STARCRAFT CORPORATION


/s/ Richard C. Anderson                 By: /s/ Michael H. Schoeffler
-----------------------------------        -------------------------------------
Richard C. Anderson                              Michael H. Schoeffler
                                        Its:     President

                                        By: /s/ John M. Collins
                                           -------------------------------------
                                                 John M. Collins
                                        Its:     Compensation Committee Chairman